UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 28, 2004

CANARGO ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (44) 1481 729 980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.

Section 2— Financial Information

Item 2.04    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Under the terms of the loan and warrant agreement between CanArgo Energy Corporation (“CanArgo”) and CA Fiduciary Services Limited, as Settlement Trustees of The SP525A Settlement (“CA Fiduciary”) dated April 29, 2004, CA Fiduciary advanced CanArgo the sum of £170,000 on April 30, 2004. The term of the loan was for 6 months from the date of draw down. However, in the event that CanArgo raised in excess of US$10 million by way of an equity offering then the loan was repayable, together with accrued interest thereon, within 7 days of receipt by CanArgo of the proceeds of the offering. On September 22, 2004, CanArgo successfully concluded a global public offering in which it received gross proceeds of US$37.5 million thereby triggering the acceleration of CanArgo’s repayment obligations under the loan agreement. On September 28, 2004, CanArgo repaid all sums due in respect of the loan. The agreement contains provisions in relation to the exercise of warrants which were issued to CA Fiduciary as consideration for advancing the loan and as such the agreement has not been terminated by virtue of the repayment of the loan.

Under the terms of the loan and warrant agreement between CanArgo and Mr Salahi Ozturk dated April 26, 2004 (“Original Loan Agreement”), Mr Ozturk advanced CanArgo the sum of US$1 million on May 12, 2004 (the “Original Loan). The Original Loan Agreement was amended by the amended loan and warrant agreement entered into between the parties on August 27, 2004 (“Amended Agreement”) pursuant to which Mr. Ozturk made a further $1 million loan convertible into shares of common stock and the term of the Original Loan was extended to May 13, 2005. However, under the Amended Agreement, in the event that CanArgo raised in excess of US$10 million by way of an equity offering, then the Original Loan in the amount of US$1 million was repayable, together with accrued interest thereon, within 7 days of receipt by CanArgo of the proceeds of the offering. On September 22, 2004, CanArgo successfully concluded a global public offering in which it received gross proceeds of US$37.5 million thereby triggering the acceleration of CanArgo’s repayment obligations under the Amended Agreement. On September 30, 2004, CanArgo repaid all sums due in respect of only the Original Loan, the parties having agreed to the extension of the repayment obligation to such date. The Amended Agreement contains provisions in relation to the exercise of warrants which were issued to Mr. Ozturk as consideration for advancing the loans together with provisions in relation to the additional convertible loan and as such the Agreement has not been terminated by virtue of the repayment of the Original Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION

Date: October 7, 2004	By:	/s/Liz Landles
Liz Landles, Corporate Secretary